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                                                                     Exhibit 2.2

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


     This Amendment No. 1 to the Agreement and Plan of Merger, dated August 25, 1997 (the "Merger Agreement"), is made by and between United Financial Corp., a Minnesota corporation ("United"), and Heritage Bancorporation, a Montana corporation ("Heritage"), effective as of the 25th day of August, 1997. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     WHEREAS, the Parties executed the Merger Agreement with the intention that the United Shares to be received by shareholders of Heritage would be registered on a Registration Statement on Form S-4; and

     WHEREAS, the Parties have decided to complete the issuance of United Shares as a private transaction and to grant shareholders of Heritage certain demand registration rights for future registration of such United Shares.

     NOW, THEREFORE, IN CONSIDERATION of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

     I. A new Section 2(d)(xi) is hereby added to the Merger Agreement as follows:

          (xi) UNITED SHARES TO BE RESTRICTED SECURITIES. The United Shares issued to the Heritage stockholders in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and pursuant to Rule 506 of Regulation D promulgated under the Securities Act. Each certificate representing the United Shares shall be endorsed with substantially the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT BEFORE EFFECTING ANY TRANSFER OF THE SHARES.


     II.  Section 5(e) is hereby amended and restated to read as follows:

     (e) REGISTRATION OF UNITED SHARES FOR RESALE. United will register for resale the United Shares to be issued in the Merger on the following terms. United agrees that, if after the Effective Time it shall receive a written request from the holders of an aggregate of more than 50% of the United Shares issued to stockholders of Heritage in the Merger and not sold under a previous registration statement, United will use its best efforts to file a registration statement on Form S-3 with the Securities and Exchange Commission ("SEC") covering the United Shares issued in the Merger. United shall be obligated to file only two registrations statements under this Section 5(e), and this obligation shall terminate on the second anniversary of the Effective Time (the "Second Anniversary"). United agrees to use its best efforts to file any such registration statement within 30 days of receipt of such request, and to file all other documents and to take all other steps necessary and appropriate in order to have such registration statement declared effective as quickly as possible. United further agrees that once any such registration statement has been declared effective, United will use its best efforts to file such post-effective amendments to such registration statement as are necessary to cause such registration statement to remain effective for a period of not less than 180 days or such shorter time as is necessary to sell such shares, commencing on the effective date of the registration statement, provided that United will not be required to maintain the effectiveness of any

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registration statement beyond the Second Anniversary. United's obligation to file a registration statement shall, in all cases, be subject to the following conditions and provisions:

          (i) In the event United does not meet the requirements for use of Form S-3 in the time period specified in the first paragraph of this section, the time for filing any registration statement shall be extended until United is eligible to use a Form S-3 registration statement; provided, that United will use its best efforts to qualify for use of a Form S-3 registration statement in the time period specified in the first paragraph of this section and to maintain such qualification.

          (ii) United will use its best efforts to register or qualify the United Shares included in such registration statement under the securities laws of such states and other jurisdictions as the former Heritage stockholders reasonably request; provided, that United shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

          (iii) With respect to any such registration statement, United shall bear the expense of any registration and qualification fees, state blue sky fees, fees of United outside counsel and independent public accountants, printing costs and the salaries and expenses of its employees, and all other costs of preparing and filing the registration statement. Heritage's stockholders shall pay all attorneys fees for their counsel incurred as a part of such registration and any other costs related to the sale of the United Shares, including commissions. United agrees to furnish the former Heritage stockholders with such number of prospectuses or other documents incident to any such registration as may from time to time be reasonably requested.

          (iv) United shall be entitled to postpone for a reasonable period of time the filing of a registration statement otherwise required to be prepared and filed by it pursuant to this section if United determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving United or any of its affiliates or would require premature disclosure thereof and promptly gives the holders (or a representative) of such shares requesting registration thereof pursuant to this section written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If United shall so postpone the filing of a registration statement, such holders requesting registration thereof pursuant to this section shall have the right to withdraw the request for registration by giving written notice to United within 30 days after receipt of the notice of delay and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which such holders are entitled pursuant to this section.


     III.  Section 6(a)(viii) is hereby amended and restated to read as follows:

          (viii) Each of the Heritage stockholders shall have provided United with a letter of investment intent including such representations as are reasonably requested by United to make available an appropriate exemption from registration under the Securities Act for the United Shares to be issued in the Merger.

     IV. Except as otherwise described in this Amendment No. 1, references in the Merger Agreement to the "Registration Statement" or the "Prospectus" shall be deemed to be references to the Joint Disclosure Document.

     V.  Sections 5(c)(i) and 6(b)(ii) are hereby deleted.

     IN WITNESS HEREOF, the Parties hereto have executed this Agreement on the date second above written.

                              HERITAGE BANCORPORATION


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                              By:  /s/ Kurt R. Weise
                                  -------------------------------
                                   Its: Treasurer



                              UNITED FINANCIAL CORP.


                              By:  /s/ Bruce K. Weldele
                                 --------------------------------
                                   Its:  Chairman


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